EXHIBIT 99.3

Contact: Valerie Dolenga
Pulte Homes, Inc.
Corporate Communications
(248) 433-4633
Valerie.dolenga@pulte.com

FOR IMMEDIATE RELEASE

Pulte Homes Executive Officers File Certification with the SEC

     BLOOMFIELD HILLS, Mich., August 13, 2002 — Pulte Homes, Inc. (NYSE: PHM) announced today that its President and Chief Executive Officer, Mark J. O’Brien, and its Senior Vice President and Chief Financial Officer, Roger A. Cregg, have each signed sworn statements, pursuant to Section 21 (a) (1) of the Securities and Exchange Act of 1934. These certifications were filed in advance of the SEC mandated deadline of August 14, 2002.

     Pulte Homes is one of 947 large public companies required by the SEC to file sworn statements of the CEO and CFO, affirming the accuracy of their filings with the Commission. Copies of the statements by each of these companies will be available for review on a web site maintained by the SEC. Investors and others can also review Pulte Homes SEC filings via Investor Information at www.pulte.com.

     Pulte Homes, Inc., (www.pulte.com) based in Bloomfield Hills, Michigan, has operations in more than 44 markets across the United States. Under its Del Webb (www.delwebb.com) brand, the Company is also the nation’s leading builder of active adult communities for people age 55 and older. Over its history, the Company has constructed more than 300,000 homes and has been named Builder of the Year for 2002 by Professional Builder magazine. Pulte Mortgage Corporation is a nationwide lender committed to meeting the financing needs of Pulte Homes’ customers by offering a wide variety of loan products and superior customer service.

###

100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, Michigan 48304
248-647-2750